NOTE

$250,000 September 30, 2013

FOR VALUE RECEIVED, Andrew J. Kandalepas ("Maker") hereby promises to pay to the order of Wellness Center USA, Inc., a Nevada corporation ("Lender"), having an address at 1014 E. Algonquin Road, Ste. 111, Schaumburg, Illinois 60173, the principal sum of Two Hundred Fifty Thousand Dollars and No/100 Dollars ($250,000), together with interest on the principal amount from time to time outstanding at the rate of seven percent (7.0%) per annum, in six quarterly payments of principal and accrued interest, beginning on April 1, 2014 and continuing on the first day of each calendar quarter thereafter, with all principal and interest to be paid in full on or before July 1, 2015 (the "Maturity Date"), at the place and in the manner hereinafter provided.

After the Maturity Date, and in addition to the interest described above which is due on or prior to the Maturity Date, Maker shall pay interest on the balance of principal remaining unpaid during any such period at an annual rate equal to ten percent (10%) (the "Default Rate"). The interest accruing under this paragraph shall be immediately due and payable by Maker to, and shall be additional indebtedness evidenced by, this Note.

Notwithstanding anything to the contrary herein, it is the intent of Maker and Lender that Lender shall never be entitled to receive, collect or apply, as interest on principal, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if under any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.

Maker may prepay any or all of the principal balance hereof, together with all interest due hereon as set forth above, without the consent of Lender.

All payments on account of the indebtedness evidenced by this Note shall be first applied to costs and expenses incurred by Lender in connection with this Note for which Maker is obligated to pay pursuant to this Note, then to accrued and unpaid interest on the unpaid principal balance of this Note and the remainder, if any, to said principal balance.

All payments of principal and interest hereunder shall be paid in United States' coin or currency and shall be made at such place as Lender may from time to time appoint, and in the absence of such appointment, then at Lender's address as set forth above. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the Loan Rate during such extension.

The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

(a) the failure by Maker to make payment of principal or interest on the date when any such payment is due in accordance with the terms hereof and such failure shall continue for a period of ten (10) days after written notice that such payment was not made when due; or

(b) the adjudicated bankruptcy of Maker or the filing by Maker of any pleading or

document seeking relief from creditors of Maker.

In the case of the occurrence of any Event of Default, Lender shall have the right to elect, without notice, to (i) declare the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and other sums secured hereby, immediately due and payable in full or (ii) exercise any and all other rights and remedies available at law or in equity or under the Uniform Commercial Code of the State of Illinois, as amended from time to time. Failure to exercise these options shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

If any Event of Default under this Note shall occur, or if suit is filed in relation to the Note, Maker promises to pay all costs of collection of every kind, including but not limited to all appraisal costs, reasonable attorneys' fees and court costs.

Maker waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity without in any way affecting the liability of Maker hereof.

This Note is to be governed and construed in accordance with the laws of the State of Illinois. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

MAKER, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. MAKER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE.

If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

This Note and all provisions hereof shall be binding on all persons claiming under or through Maker, the term "Maker" as used herein shall include the respective successors, assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Maker.

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

Andrew J. Kandalepas